EXHIBIT 99.1


[LOGO] RDO Equipment Co.                        CONTACT: RDO Equipment, Fargo
                                                         Thomas K. Espel
                                                         701/297-4288
                                                         invest@rdoequipment.com



             RDO EQUIPMENT CO. REPORTS FISCAL 2003 YEAR END RESULTS

         FARGO, N.D. - (BUSINESS WIRE) - April 3, 2003 - RDO Equipment Co. (NYSE: RDO) announced today that the Company's operations for the fiscal year ended January 31, 2003 produced net income of $3,007,000 or $0.23 per share, compared to a net loss of $2,430,000 or $(0.18) per share, for the previous fiscal year. During the fourth quarter of the recently completed fiscal year the Company recorded a net loss of $882,000 or $(0.07) per share, compared to a net loss of $2,555,000, or $(0.19) per share, for the same period in fiscal 2002. Economic uncertainty and anticipation of war resulted in diminished demand for construction equipment during the quarter. The results, however, also reflect the asset reduction and business simplification initiatives of the Company during the last few years.

         Revenues for the year ended January 31, 2003 were $534.5 million, versus $549.9 million in the prior year which is a decline of 2.8 percent. Fourth quarter revenues totaled $102.4 million and are down $8.3 million, or 7.5 percent, from the same quarter one year ago. Truck division revenues were down $20.8 million for the year and $7.2 million for the quarter. This reflects the sale of the majority of the Company's truck operations at various times during the past two years. Construction equipment division revenues were down $15.6 million or 5.3 percent for the year, and $2.3 million, or 3.8 percent, for the quarter. Demand for construction equipment has continued to be soft during the past year. Agricultural equipment revenues were up $21.0 million or 12.4 percent compared to last year and up $1.3 million or 4.0 percent in the fourth quarter. The Company's agricultural equipment operations are located in areas experiencing favorable growing conditions which positively influences demand for equipment.

         Gross profit as a percentage of total revenue was 17.6 percent for the year and 18.4 percent for the quarter, compared to 17.0 percent and 16.5 percent for the same periods one year ago.

         Selling, general and administrative (SG&A) expenses were $87.6 million, or 16.4 percent of total revenues for the year, and $20.1 million, or 19.6 percent of total revenues for the quarter. This compares to $91.3 million, or
16.6 percent of revenues, and $21.8 million or 19.7 percent of revenues for the same periods of fiscal 2002.

         Total assets were $202.6 million, compared to $216.6 million one year ago. The Company's equity stood at $89.1 million or 43.9 percent of assets at year end.

         RDO Equipment Co. specializes in the distribution, sale, service, rental and finance of equipment and trucks to the agricultural, construction, manufacturing, transportation and warehousing industries, as well as to public service entities, government agencies and utilities. These operations, which consist of 45 retail stores in 9 states, include one of the largest networks of John Deere


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construction and agricultural stores in North America. Information about the
Company, including recent news and product information, is available on the Internet at - www.rdoequipment.com.

         As previously announced, on March 6, 2003 the Company received an updated letter from Ronald D. Offutt, its Chairman of the Board and Chief Executive Officer, proposing to acquire at a purchase price of $6.01 per share all of the outstanding shares of the Class A common stock of the Company that Mr. Offutt does not currently own or control. The Special Committee of non-management directors that was formed to review and evaluate the offer from Mr. Offutt announced on March 7, 2003 that if Mr. Offutt formally commences a tender offer as proposed, the Special Committee intends to recommend that stockholders tender their shares, assuming no material changes have occurred prior to the formal commencement of Mr. Offutt's tender offer that would alter the views of the Committee or its financial advisors. Mr. Offutt stated in his March 6, 2003 letter that he intended to cause RDO Tender Co., an acquisition entity Mr. Offutt intends to form, to commence within four to six weeks a formal tender offer by filing tender offer materials with the Securities and Exchange Commission and mailing such materials to Company stockholders.




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                      SELECTED FINANCIAL AND OPERATING DATA
                 (IN THOUSANDS, EXCEPT STORE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                            JANUARY 31,                     JANUARY 31,
                                                     --------------------------       -------------------------
                                                       2003            2002            2003            2002
                                                       -----           -----           -----           -----
REVENUE DATA:
Total segmented revenues                           $   102,395      $  110,678      $  534,464      $  549,920
      Construction                                        56.8%           54.7%           52.6%           53.9%
      Agricultural                                        33.3%           29.6%           35.5%           30.7%
      Truck                                                9.9%           15.7%           11.9%           15.4%

Construction revenue mix                           $    58,214      $   60,544      $  280,977      $  296,582
      Equipment sales                                     65.1%           66.3%           68.7%           69.0%
      Parts and service                                   34.9%           33.7%           31.3%           31.0%

Agricultural revenue mix                           $    34,076      $   32,789      $  189,765      $  168,800
      Equipment sales                                     71.7%           70.8%           74.8%           71.9%
      Parts and service                                   28.3%           29.2%           25.2%           28.1%

Truck revenue mix                                  $    10,105      $   17,345      $   63,722      $   84,538
      Truck sales                                         72.1%           71.6%           72.6%           72.1%
      Parts and service                                   27.9%           28.4%           27.4%           27.9%

INCOME STATEMENT DATA:
Revenues:
      Equipment and truck sales                    $    69,609      $   75,771      $  381,205      $  386,888
      Parts and service                                 32,786          34,907         153,259         163,032
                                                     ----------       ---------       ---------       ---------
          Total revenues                               102,395         110,678         534,464         549,920
Cost of revenues                                        83,579          92,469         440,660         456,697
                                                     ----------       ---------       ---------       ---------
Gross profit                                            18,816          18,209          93,804          93,223
Selling, general and
      administrative expenses                           20,061          21,758          87,558          91,321
                                                     ----------       ---------       ---------       ---------
Operating income (loss)                                 (1,245)         (3,549)          6,246           1,902
Interest expense                                           418             919           2,331           6,649
Gain on sale of dealerships                                ---             ---             734             ---
Interest income                                            168             210             448             697
                                                     ----------       ---------       ---------       ---------
Income (loss) before income taxes                       (1,495)         (4,258)          5,097          (4,050)
Provision for (benefit from) income taxes                 (613)         (1,703)          2,090          (1,620)
                                                     ----------       ---------       ---------       ---------
Net income (loss)                                         (882)         (2,555)          3,007          (2,430)
                                                     ==========       =========       =========       =========

Net income (loss) per share - basic and diluted    $     (0.07)     $    (0.19)     $     0.23      $    (0.18)
                                                     ==========       =========       =========       =========


OPERATING DATA:
Comparable store revenues increase (decrease)                0%             (6)%             2%             (8)%
Stores open at beginning of period                          45              48              47              53
      Stores acquired                                        0               0               0               0
      Stores consolidated/sold/closed                        0              (1)             (2)             (6)
                                                     ----------       ---------       ---------       ---------
Stores open at end of period                                45              47              45              47
                                                     ----------       ---------       ---------       ---------

Net purchases (sales) of rental equipment          $       (62)     $      (69)     $      906      $     (654)
Net purchases of property and equipment                  1,768             316           3,283             888
Treasury stock purchases                                    10             417           1,806             426
Depreciation and amortization                            1,186           1,512           4,541           6,003


                                                            JANUARY 31,
                                                     --------------------------
                                                       2003            2002
                                                       -----           -----
BALANCE SHEET DATA:
Working capital                                    $    44,526      $   48,904
Inventories                                            125,048         128,504
Total assets                                           202,666         216,594
Interest-bearing floorplan payables                     44,114          66,157
Noninterest-bearing floorplan payables                  32,638          31,259
Total floor plan payables                               76,752          97,416
Total debt                                               8,488           4,969
Stockholders' equity                                    89,058          87,857


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